EXHIBIT 3.2

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          DATAWARE TECHNOLOGIES, INC.

                     Incorporated Pursuant to an Original
                         Certificate of Incorporation
                       filed with the Secretary of State
                         of Delaware on March 16, 1988
                         -----------------------------


     We, the undersigned, for the purpose of amending and restating the Restated Certificate of Incorporation of Dataware Technologies, Inc. (the "Corporation") under the laws of the State of Delaware hereby certify as follows:

     FIRST:   The name of the Corporation is Dataware Technologies, Inc.
     -----

     SECOND:  The registered office of the Corporation in the State of Delaware
     ------
is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is the Corporation Trust Company.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:  The Corporation shall be authorized to issue Twenty-two Million
     ------
(22,000,000) shares of capital stock, which shall be divided into Fourteen Million (14,000,000) shares of Common Stock with a par value of one cent ($.01) per share and Eight Million (8,000,000) shares of Preferred Stock with a par value of one cent ($.01) per share.

     The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

                                Preferred Stock
                                ---------------

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but shall not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

     (h) Any other relative rights, preferences and limitations of that series.

                                 Common Stock
                                 ------------

     The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinbefore set forth or authorized.

     Subject to the provisions of any applicable law or of the by-laws of the Corporation, as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided herein or by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have exclusive voting rights for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

     Subject to the rights of any one or more series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends from time to time as may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends.

     In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they are entitled, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                                   Issuance
                                   --------

     Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     FIFTH:  The following provisions are inserted for the management of the
     -----
business and for the conduct of the affairs of the Corporation:

     1. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and the rights expressly provided for particular classes or series of stock, for the distribution among the stockholders of the Corporation of the assets of the Corporation as provided herein, wholly or in part or in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as provided herein) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

     2. The directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial Class I directors shall be Messrs. Barton L. Faber and James F. Morgan and shall hold office for a term expiring at the 1994 annual meeting of stockholders; the initial Class II directors shall be Messrs. Stephen H. Beach and Kurt Mueller and shall hold office for a term expiring at the 1995 annual meeting of stockholders; and the initial Class III directors shall be Messrs. David Dominik, William R. Lonergan, and Jeffrey O. Nyweide and shall hold office for a term expiring at the 1996 annual meeting of stockholders. At each such annual meeting of stockholders and at each annual meeting thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, resignation, retirement or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the election, terms of office and other features of such directorships shall be governed by the terms of the vote establishing such series, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

     3. Each director chosen to fill a vacancy in the Board of Directors shall be elected to complete the term of office of the director who is being succeeded. In the case of any election of a new director to fill a directorship created by an enlargement of the Board, the Board shall in such election assign the class of directors to which such additional director is being elected, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned.

     4.  Elections of directors need not be by ballot.

     5. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

     6. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking shall be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved or ratified by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

     Any amendment or repeal of the provisions of this Article shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any act or omission of such director or officer occurring before such amendment or repeal.

     7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FIFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

     Any repeal or modification of this Article FIFTH shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place before such repeal or modification, nor otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     SIXTH:  No action required to be taken or that may be taken at any annual
     -----
or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     SEVENTH:  The Corporation reserves the right to amend, alter, change or
     -------
repeal any provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

     The amendments and the restatement of the Restated Certificate of Incorporation herein certified have been duly adopted by written consent of the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     The undersigned, hereby declaring and certifying that the facts stated in this Restated Certificate of Incorporation are true, hereunto set their hands and seals this 26th day of July, 1993.

                                                    /s/ Kurt Mueller
                                                  -----------------------------
                                                  Kurt Mueller, President

ATTESTED:


       /s/ Peter Wirth
---------------------------------------
Peter Wirth, Assistant Secretary

                             CERTIFICATE OF MERGER

                                      of

                            LEDGE MULTIMEDIA, INC.

                                     into

                         DATAWARE TECHNOLOGIES, INC.,
                          (the surviving corporation)

                       (UNDER SECTION 252 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)



Dataware Technologies, Inc. hereby certifies that:


     1. The name and state of incorporation of each of the constituent corporations are:

          (a) Dataware Technologies, Inc. ("Dataware"), a Delaware corporation; and

          (b)  Ledge Multimedia, Inc. ("Ledge"), a Massachusetts corporation.

     2. An agreement of merger (the "Agreement") has been approved, adopted, certified, executed and acknowledged by Dataware and Ledge in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

     3.   The name of the surviving corporation is Dataware Technologies, Inc.

     4. The Restated Certificate of Incorporation of the surviving corporation shall be its certificate of incorporation, without amendment.

     5. The executed Agreement is on file at the principal place of business of Dataware at 222 Third Street, Cambridge, Massachusetts 02142.

     6. A copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of Dataware or Ledge.

     7. The authorized capital stock of Ledge immediately before the merger is 200,000 shares of common stock, $0.01 par value.

  IN WITNESS WHEREOF, Dataware Technologies, Inc. has caused this certificate to be signed by Kurt Mueller, Chairman and Chief Executive Officer, and attested by Matthew C. Dallett, Assistant Secretary, this 30th day of December 1995.


                                        DATAWARE TECHNOLOGIES, INC.



                                        By: /s/ Kurt Mueller
                                            --------------------------
                                            Kurt Mueller,
                                            Chairman and Chief Executive Officer
Attest:



 /s/ Matthew C. Dallett
 ---------------------------
 Matthew C. Dallett
 Assistant Secretary

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
            RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                      OF
                          DATAWARE TECHNOLOGIES, INC.

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware


  We, the Chairman of the Board and the Assistant Secretary of Dataware Technologies, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, do hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, by vote of its members, duly adopted the following resolution:

Series A Junior Participating Preferred Stock
---------------------------------------------

RESOLVED: That, pursuant to the authority vested in the Board of Directors of the Company by Article Fourth of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Company be and it hereby is created, and the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1.   Authorized Amount and Designation.  The shares of such series shall be
          ---------------------------------
designated as "Series A Junior Participating Preferred Stock" (the "Junior Preferred Stock"). The number of shares constituting such series shall be 300,000 shares and the par value shall be $0.01 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred
--------
Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

     2.  Dividends and Distributions.
         ----------------------------

               (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock (collectively, the "Preferred Stock") ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock of the Company (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     3.  Voting Rights.  The holders of shares of Junior Preferred Stock shall
         -------------
have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in the Company's Restated Certificate of Incorporation, in any other Resolution of the Board of Directors of the Company creating a series of Preferred Stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

               (C) Except as set forth herein or as otherwise provided by law, holders of Junior Preferred Stock shall have no voting rights.

     4.  Certain Restrictions.
         --------------------

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock, as provided in Section 2 of this vote, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

                    (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                    (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire, for consideration, shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

               (iv) redeem, purchase or otherwise acquire, for consideration, any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire, for consideration, any shares of stock of the Company unless the Company could, under paragraph (A) of this section 4 purchase or otherwise acquire such shares at such time and in such manner.

     5.   Reacquired Shares.  Any shares of Junior Preferred Stock purchased or
          -----------------
otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Company's Restated Certificate of Incorporation, in any other Resolution of the Board of Directors of the Company creating a series of Preferred Stock, or as otherwise required by law.

     6.   Liquidation, Dissolution or Winding Up.  Upon any liquidation,
          --------------------------------------
dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive, to the extent greater than the foregoing, an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall, at any time, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7.  Consolidation, Merger, etc.  In case the Company shall enter into any
         ---------------------------
consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall, at any time, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     8.  Redemption.  The shares of Junior Preferred Stock shall not be
         ----------
redeemable.

     9.  Rank.  The Junior Preferred Stock shall rank junior with respect to the
         ----
payment of dividends and the distribution of assets to all series of the Company's Preferred Stock that specifically provide that they shall rank prior to the Junior Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Junior Preferred Stock as to the payment of dividends or the distribution of assets.

     10. Amendment.  The Restated Certificate of Incorporation of the Company
         ---------
shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Junior Preferred Stock, voting together as a single series.

     11. Fractional Shares.  The Junior Preferred Stock may be issued in
         -----------------
fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Stock.

     IN WITNESS WHEREOF, this Certificate is executed and attested on behalf of the Corporation by the undersigned as of the 28th day of June, 1996.



                                             /s/  Kurt Mueller
                                             -----------------------------
                                             Kurt Mueller
                                             Chairman of the Board and
Attest                                       Chief Executive Officer


/s/ Matthew C. Dallett
----------------------------
Matthew C. Dallett
Assistant Secretary

                          DATAWARE TECHNOLOGIES, INC.

                        CERTIFICATE OF DESIGNATIONS OF
                     SERIES B CONVERTIBLE PREFERRED STOCK

              (Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware)

                         ----------------------------

          Dataware Technologies, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

          (1) That pursuant to authority vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation, of the Corporation, the Board of Directors of the Corporation, by unanimous written consent dated April 7, 1997, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value, which series is designated as "Series B Convertible Preferred Stock," which resolution is as follows:

VOTED: That, pursuant to the authority vested in the Board of Directors of the Company by Article IV of its Restated Certificate of Incorporation, a series of Series B Convertible Preferred Stock of the Company, $.01 par value ("Series B Stock"), be and it hereby is created with the designations, powers, preferences and rights of the shares of such series and the qualifications, limitation or restrictions thereof as set forth in Exhibit A hereto; and that the proper officers of the Company be, and they hereby are, authorized and directed to execute and file a Certificate of Designations with the Secretary of State of Delaware setting forth the designations, powers, preferences and rights of the Series B Stock, and the qualifications, limitations or restrictions thereof.

          (2) That attached hereto is said Exhibit A as adopted pursuant to said resolution.

          IN WITNESS WHEREOF, Dataware Technologies, Inc. has caused this certificate to be signed as of the 14th day of April, 1997.

                                              DATAWARE TECHNOLOGIES, INC.

Attest:

/s/ Matthew C. Dallett                        By: /s/ Kurt Mueller
----------------------                            --------------------------
Matthew C. Dallett                                Kurt Mueller
Assistant Secretary                               Chairman of the Board and
                                                  Chief Executive Officer

                                   Exhibit A

                     SERIES B CONVERTIBLE PREFERRED STOCK

          The rights, preferences, privileges, and limitations granted to and imposed on the Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock"), which series shall consist of 3,000 shares, are as set forth below. The following rights, preferences, privileges, and limitations are subject to the designation, description, and terms of one or more subsequent series of Preferred Stock by the Board of Directors of Dataware Technologies, Inc. (the "Corporation") pursuant to authority granted by the Certificate of Incorporation. To the extent that the rights, preferences, privileges, and limitations of any such subsequent series conflict or are inconsistent with any of the rights, preferences, privileges, and limitations of the Series B Convertible Preferred Stock, the designation and description of terms of the subsequent series which is the latest so designated shall control and prevail over the rights, preferences, privileges, and limitations of the Series B Convertible Preferred Stock.

          Section 1.  Definitions.  As used herein, the following terms shall
                      -----------
have the following meanings:

          "AMEX" shall mean the American Stock Exchange, Inc.

          "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation.

          "Common Stock" shall mean the Common Stock, $.01 par value, of the Corporation.

          "Computation Date" shall mean

               (1) if the Corporation shall not have filed the Registration Statement with the SEC on or prior to the date which is 30 days after the Issuance Date, the date which is 31 days after the Issuance Date;

               (2) each date which is 30 days after the Computation Date specified in the preceding clause (1), if the Corporation shall not have filed the Registration Statement with the SEC prior to such 30th day;

               (3) if the Corporation shall not have filed the Registration Statement with the SEC on or prior to the date which is 30 days after the Issuance Date, the date on which the Corporation shall have so filed the Registration Statement;

               (4) the date which is 91 days after the Issuance Date, unless the Registration Statement theretofore has been declared effective by the SEC,

               (5) each date which is 30 days after the Computation Date specified in the preceding clause (4), if the Registration Statement has not been declared effective by the SEC prior to such 30th day,

               (6) if the Registration Statement has not been declared effective by the SEC within 90 days after the Issuance Date, the date on which the Registration Statement is declared effective by the SEC,

               (7) if the Corporation shall have failed to request acceleration of the Registration Statement as and when required by Section 3(a) of the Registration Rights Agreement, the date which is 30 days after the date the Corporation was so required to request acceleration (if the Corporation shall not have so requested acceleration prior to such 30th day);

               (8) each date which is 30 days after the Computation Date referred to in the preceding clause (7), if the Corporation shall have failed to so request acceleration of the Registration Statement prior to such 30th day;

               (9) if the Corporation shall have failed to request acceleration of the Registration Statement as and when required by Section 3(a) of the Registration Rights Agreement, the date on which the Corporation shall have so requested acceleration of the Registration Statement;

               (10) the date on which the Registration Statement has ceased for 30 days (whether or not consecutive) to be available, for use by any holder of shares of Series B Convertible Preferred Stock which is named therein as a selling stockholder with the SEC, if, at any time during which the Registration Statement is required by the Registration Rights Agreement to remain available for such use, the Registration Statement ceases to be so available for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission therein or the information contained in the Registration Statement having become outdated) and shall remain so unavailable on such 30th day and each date which is the 30th day (whether or not consecutive) after such 30th day on which the Registration Statement shall have remained so unavailable,

               (11) the date on which the Registration Statement becomes available for use by holders of shares of Series B Convertible Preferred Stock, if, at any time during which the Registration Statement is required by the Registration Rights Agreement to remain available for such use, the Registration Statement ceases to be so available for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission therein or the information contained in the Registration Statement having become outdated),

               (12) the date on which any holder of shares of Series B Convertible Preferred Stock shall have become unable for 30 days (whether or not consecutive) to convert shares of Series B Convertible Preferred Stock in accordance with Section 10(a) for any reason (other than by reason of the 4.9% limitation set forth in Section 10(a)), if any holder of shares of Series B Convertible Preferred Stock shall remain unable so to convert shares of Series B Convertible Preferred Stock on such 30th day and each date which is 30 days after such 30th day if holders then remain unable to so convert, and

               (13) the date on which holders of shares of Series B Convertible Preferred Stock become able to convert shares of Series B Convertible Preferred Stock in accordance with Section 10(a), if any holder of shares of Series B Convertible Preferred Stock shall have become unable to convert shares of Series B Convertible Preferred Stock in accordance with Section 10(a) for any reason (other than by reason of the 4.9% limitation set forth in Section 10(a));

provided, however, that if more than one event which could give rise to a
--------  -------
Computation Date during any period shall have occurred, only one of such events shall be deemed to result in a Computation Date so that the adjustments provided herein by reason of the occurrence of a Computation Date shall be made only once in respect of any period of time and then in the maximum amount based on all such Computation Dates.

          "Computed Price" of one share of Common Stock on any date shall mean the lesser of (1) the product obtained by multiplying (a) the Conversion Percentage applicable on such date times (b) the arithmetic average of the per
                                   -----
share Market Price of the Common Stock for the Measurement Period with respect to the applicable dividend payment date and (2) the greater of (a) $ 3.99625 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware) and (b) on and after the 90th day after the Issuance Date, an amount equal to the arithmetic average of the Market Price of the Common Stock for the Measurement Period for the date which is 90 days after the Issuance Date (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date which is 90 days after the Issuance Date); provided, however, that in no event shall the Computed Price determined in
--------  -------
accordance with this clause (2) be greater than $6.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware).

          "Conversion Agent" shall mean American Stock Transfer & Trust Company, or its duly appointed successor.

          "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

          "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion at the option of the holder pursuant to Section 10(a).

          "Conversion Notice" shall mean a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series B Convertible Preferred Stock to be converted in the form specified in the Subscription Agreement.

          "Conversion Percentage" shall mean with respect to a Conversion Date or a dividend payment date 80%; provided however, that notwithstanding any
                                 -------- -------
other provision hereof

(1) if (v) the Corporation shall fail to file the Registration Statement with the SEC on or before the date which is 30 days after the Issuance Date, (w) the Registration Statement is not ordered effective by the SEC within 90 days after the Issuance Date, (x) the Corporation shall fail to request acceleration of the Registration Statement as and when required by Section 3(a) of the Registration Rights Agreement, (y) the Registration Statement shall cease to be available for use by any holder of shares of Series B Convertible Preferred Stock which is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated) as contemplated by clauses (10) and (11) of the definition of Computation Date, or (z) a holder of shares of Series B Convertible Preferred Stock shall have become unable to convert any shares of Series B Convertible Preferred Stock in accordance with Section 10(a) (other than by reason of the 4.9% limitation set forth in Section 10(a)), as contemplated by clauses (12) and (13) of the definition of Computation Date, then in each such case (1) the applicable percentage stated above in this paragraph shall be reduced by two-and-one-half percentage points on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Computation Date) and (2) the Conversion Percentage applicable to a particular conversion shall be subject to reduction as provided in Section 10(b)(6).

          "Conversion Rate" shall have the meaning provided in Section 10(a).

          "Current Market Price" shall mean with respect to any date the arithmetic average of the Market Price of the Common Stock on the 30 consecutive trading days commencing 45 trading days before such date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Inconvertibility Notice" shall have the meaning provided in Section 7(a)(2).

          "Issuance Date" shall mean the first date of original issuance of any shares of Series B Convertible Preferred Stock.

          "Junior Dividend Stock" shall mean, collectively, the Common Stock and any other class or series of capital stock of the Corporation, including the Junior Preferred Stock (as defined below in Section 4), ranking junior as to dividends to the Series B Convertible Preferred Stock.

          "Junior Liquidation Stock" shall mean the Common Stock or any other class or series of the Corporation's capital stock, including the Junior Preferred Stock, ranking junior as to liquidation rights to the Series B Convertible Preferred Stock.

          "Liquidation Preference" shall mean, for each share of Series B Convertible Preferred Stock, the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears (computed in accordance with Section 5(a)) to the date of distribution, and (iii) $1,000.00.

          "Mandatory Conversion Date" shall mean the date which is three years after the Issuance Date.

          "Market Price" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange or other market on which such security is listed for trading, as reported by such exchange or other market; provided, however, that if during any Measurement
                          --------  -------
Period:

          (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

          (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock (other than any rights issuable pursuant to the Rights Agreement), or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period which is prior to the end of such 45-day period, then the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

          (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price for each day in such Measurement Period prior to the day upon which such combination becomes effective shall be proportionately increased;

          (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for any day in such Measurement Period prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction of which the numerator shall be the Market Price (determined without regard to this proviso) on such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator shall be the Market Price (determined without regard to this proviso); provided, however, that in the event the
                                      --------  -------
     then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause
     (iv) of this proviso) on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series B Convertible Preferred Stock shall have the right to receive in payment of dividends on the shares of Series B Convertible Preferred Stock or upon conversion of the shares of Series B Convertible Preferred Stock, as the case may be, the amount of Securities the holders of shares of Series B Convertible Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on the shares of Series B Convertible Preferred Stock, or had the holders of shares of Series B Convertible Preferred Stock converted the shares of Series B Convertible Preferred Stock, in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

          For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of

     Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

          (v) The Corporation or any subsidiary of the Corporation shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than shares surrendered in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option issued to any of the Corporation's employees, directors, or consultants; each, an "Option Share Surrender") for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any tender offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) on any day in such Measurement Period prior to the earlier of (1) the record date with respect to such distribution and
     (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such combined amount over such

10% and (y) the number of shares of Common Stock outstanding on such day and
(ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) on such day; provided, however, that in the
                                             --------  -------
event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series B Convertible Preferred Stock shall have the right to receive in payment of dividends on shares of Series B Convertible Preferred Stock or upon conversion of shares of Series B Convertible Preferred Stock, as the case may be, the amount of cash the holders of shares of Series B Convertible Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on shares of Series B Convertible Preferred Stock, or had the holders of shares of Series B Convertible Preferred Stock converted shares of Series B Convertible Preferred Stock, in either such case, immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

     (vi) A tender offer made by the Corporation or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, and (3) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) on any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such tender offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day and the Market Price (determined without regard to this proviso) of the Common Stock on the trading day next succeeding the Expiration Time. If the application of this clause (vi) to any tender offer would result in an increase in the Market Price (determined without regard to this proviso) for any day, no adjustment shall be made for such tender offer under this clause (vi) for such day;

provided further, however, that if on any date there shall be no reported
-------- -------  -------
closing bid price of such security, the "Market Price" on such date shall be the closing bid of such security on the date next preceding such date on which a closing bid price for such security has been so reported; provided further,
                                                          -------- -------
however, that if on any date there shall be no reported closing bid price of
-------
such security and at the time the closing bid price for such date is being determined there shall be known a closing bid price so reported for the date next subsequent to such date on which a closing bid price shall have been so reported, then the Market Price on such date for which there shall have been no reported closing bid price shall be the lower of (x) the Market Price as determined pursuant to the second proviso to this definition and (y) the closing bid price as so reported for such succeeding day for which a closing bid price as so reported is known.

          "Maximum Share Amount" shall mean 1,335,256 shares, or such greater number as permitted by the rules of the Nasdaq (such amount to be subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of filing this Certificate of Designations with the Secretary of State of the State of Delaware), of Common Stock.

          "Measurement Period" shall mean, with respect to any date, the period of five (5) consecutive trading days ending one trading day prior to such date.

          "Nasdaq" shall mean the Nasdaq National Market.

          "Notice of Redemption" shall mean a notice given by the Corporation to the holders of Series B Convertible Preferred Stock pursuant to Section 9, which notice shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series B Convertible Preferred Stock pursuant to Section 9, (2) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price per share of Series B Convertible Preferred Stock to be redeemed or the formula for determining the same, determined in accordance herewith and (4) the applicable Redemption Date.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Optional Redemption Event" shall mean any one of the following events:

          (1) For any period of five consecutive trading days there shall be no closing bid price of the Common Stock on any national securities exchange or the Nasdaq;

          (2) The Common Stock ceases to be listed for trading on the Nasdaq, the NYSE, the AMEX or the Nasdaq SmallCap Market;

          (3) The inability for 30 or more days (whether or not consecutive) of any holder of shares of Series B Convertible Preferred Stock who is entitled to optional redemption rights under Section 11 to sell such shares of Common Stock issued or issuable on conversion of shares of Series B Convertible Preferred Stock pursuant to the Registration Statement for any reason on each of such 30 days;

          (4) The Corporation shall fail or default in the timely performance of any material obligation to a holder of shares of Series B Convertible Preferred Stock under the terms of this Certificate of Designations or under the Registration Rights Agreement or any other agreements or documents entered into in connection with the issuance of shares of Series B Convertible Preferred Stock, as such instruments may be amended from time to time;

          (5) Any consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the Nasdaq, the NYSE, the AMEX or the Nasdaq SmallCap Market; or

          (6) The taking of any action, including any amendment to the Corporation's Certificate of Designations, which materially and adversely affects the rights of any holder of shares of Series B Convertible Preferred Stock.

          "Optional Redemption Notice" shall have the meaning provided in
Section 11(b).

          "Optional Redemption Price" shall mean the greater of (i) the sum of
(a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on the share of Series B Convertible Preferred Stock to be redeemed, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears on such share of Series B Convertible Preferred Stock through the date of redemption pursuant to Section 11 (as provided in Section 5) plus (b) an
                                                                ----
amount equal to the product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times (y) the quotient (expressed as a
                                 -----
percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the date of redemption pursuant to Section 11 by (B) the Conversion Percentage in effect on the date of
                       --
redemption pursuant to Section 11 and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to Section 11, be issuable on conversion in accordance with Section 10(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the date of redemption pursuant to Section 11 (determined without regard to any limitation on conversion contained in Section 10(a)) times (y) the arithmetic average of
                                          -----
the Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the date of redemption pursuant to Section 11.

          "Parity Dividend Stock" shall mean any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Convertible Preferred Stock.

          "Parity Liquidation Stock" shall mean any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B Convertible Preferred Stock.

          "Redemption Date" shall mean the date of a redemption of shares of Series B Convertible Preferred Stock pursuant to Section 9, determined in accordance therewith.

          "Redemption Price" shall mean the greater of (i) the sum of (a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears (determined as provided in Section 5) through the Redemption Date plus (b) an amount equal to the
                                          ----
product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times (y) the quotient (expressed as a percentage) obtained by
           -----
dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the Redemption Date by (B) the Conversion
                                                       --
Percentage in effect on the Redemption Date and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to Section 9, be issuable on conversion in accordance with Section 10(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the Redemption Date (determined without regard to any limitation on conversion contained in Section 10(a)) times (y) the arithmetic average of the Market Price
                            -----
of the Common Stock for the five consecutive trading days ending one trading day prior to the Redemption Date.

          "Registration Effective Date" shall mean, with respect to any share of Series B Convertible Preferred Stock, the date on which the Registration Statement is first ordered effective by the SEC.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement entered into between the Corporation and the original holder of the shares of Series B Convertible Preferred Stock, as amended or modified from time to time in accordance with their terms.

          "Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreement.

          "Restricted Person" shall have the meaning provided in Section 10(a).

          "Rights Agreement" shall mean the Rights Agreement dated July 8, 1996 between the Corporation and American Stock Transfer & Trust Company, as Rights Agent, as it may be amended from time to time.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Senior Dividend Stock" shall mean any class or series of capital stock of the Corporation ranking senior as to dividends to the Series B Convertible Preferred Stock.

          "Senior Liquidation Stock" shall mean any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Convertible Preferred Stock.

          "Series B Convertible Preferred Stock" shall mean the Series B Convertible Preferred Stock of the Corporation.

          "Share Limitation Redemption Date" shall mean each date on which the Corporation is required to redeem shares of Series B Convertible Preferred Stock as provided in this Section 7(a).

          "Share Limitation Redemption Price" shall mean the greater of (i) the sum of (a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on the share of Series B Convertible Preferred Stock to be redeemed pursuant to Section 7(a), and (3) an amount equal to the accrued and unpaid interest on dividends in arrears on such share of Series B Convertible Preferred Stock through the applicable Share Limitation Redemption Date (as provided in
Section 5) plus (b) an amount equal to the product obtained by multiplying (x)
           ----
the sum stated in the immediately preceding clause (a) times (y) the quotient
                                                       -----
(expressed as a percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the applicable Share Limitation Redemption Date by (B) the Conversion Percentage in
                                            --
effect on the applicable Share Limitation Redemption Date and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to Section 7(a), be issuable on conversion in accordance with Section 10(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the applicable Share Limitation Redemption Date (determined without regard to any limitation on conversion contained in Section 10(a)) times (y) the
                                                                   -----
arithmetic average of the Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the applicable Share Limitation Redemption Date.

          "Stockholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of such Common Stock on conversion of the Series B Convertible Preferred Stock, as and to the extent required under Rule 4460(i) of the Nasdaq as in effect from time to time or any successor provision.

          "Subscription Agreement" shall mean the Subscription Agreement between the Corporation and the original holder of shares of Series B Convertible Preferred Stock pursuant to which the shares of Series B Convertible Preferred Stock were issued.

          "Tender Offer" means a tender offer or exchange offer.

          Section 2.  Designation and Amount.  The shares of such series shall
                      ----------------------
be designated as "Series B Convertible Preferred Stock", and the number of shares constituting the Series B Convertible Preferred Stock shall be 3,000, and shall not be subject to increase.

          Section 3.  Stated Capital.  The amount to be represented in stated
                      --------------
capital at all times for each share of Series B Convertible Preferred Stock shall be the greater of (i) the sum of (a) the sum of (1) $1,000, (2) to the extent legally available, the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears (as provided in Section 5) through the date of determination plus (b) an amount equal to the product obtained by
                      ----
multiplying (x) the sum stated in the immediately preceding clause (a) times (y)
                                                                       -----
the quotient (expressed as a percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on such date of determination by (B) the Conversion Percentage in effect on such
                              --
date of determination and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Section 10(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice (as defined herein) were given by the holder of such share of Series B Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion contained in 10(a)) times (y) the arithmetic average of the Market Price of the
                    -----
Common Stock for the five consecutive trading days ending one trading day prior to the date of such determination. The Corporation shall take such action as may be required to maintain the amount required by this Section 3 to be represented in stated capital for the Series B Convertible Preferred Stock not less frequently than monthly.

          Section 4.  Rank.  All Series B Convertible Preferred Stock shall rank
                      ----
(i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) on a parity with any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (iii) on a parity with the shares of any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith, which class (or series thereof) by its terms ranks on a parity with the shares of Series B Convertible Preferred Stock and (iv) senior to any other class or series of preferred stock (other than as stated in the immediately preceding clauses (ii) and (iii)) of the Corporation. The Series B Convertible

Preferred Stock shall rank prior to the Corporation's Series A Junior Participating Preferred Stock (the "Junior Preferred Stock") with respect to the payment of dividends and the distribution of assets upon liquidation, distribution, or winding up of the Corporation, whether voluntary or involuntary.

          Section 5.  Dividends and Distributions.  (a) The holders of shares of
                      ---------------------------
Series B Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $45.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance and shall be payable quarterly on January 1, April 1, July 1, and October 1 of each year commencing July 1, 1997 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series B Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 5(b) hereof, shares of Common Stock of the Corporation or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series B Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. Except as provided in the Rights Agreement, no dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series B Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

          If at any time any dividend on any the Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

          Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

          (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series B Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, by the third trading day after such dividend payment date to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series B Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if
                                                 --------  -------
certificates representing shares of Common Stock are issued and dispatched to holders of Series B Convertible Preferred Stock subsequent to the fifth trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the Market Price of the Common Stock for the Measurement Period applicable to such dividend times (y) the fraction of a share of Common
                                   -----
Stock which would otherwise be issuable by the Corporation. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series B Convertible Preferred Stock if:

          (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

          (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

          (iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

          (iv) the Computed Price (determined without regard to the proviso to the definition thereof) is less than the par value of one share of Common Stock;

          (v) the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market;

           (vi) the issuance of shares of Common Stock in payment of dividends on Series B Convertible Preferred Stock held by any Restricted Person would result in any Restricted Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 10(a) hereof; or

           (vii) an Optional Redemption Event shall have occurred and any holder shall be entitled to exercise optional redemption rights under
     Section 10 hereof by reason of such Optional Redemption Event.

          Shares of Common Stock issued in payment of dividends on Series B Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

          (c) Except as provided in the Rights Agreement, neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series B Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series B Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series B Convertible Preferred Stock equal to the greater of (i) the sum of (a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock, plus (3) an amount equal to the accrued and unpaid interest on
                 ----
dividends in arrears (determined as provided in Section 5) through the date of purchase pursuant to this Section 5(c) plus (b) an amount equal to the product
                                       ----
obtained by multiplying (x) the sum stated in the immediately preceding clause
(a) times (y) the quotient (expressed as a percentage) obtained by dividing (A)
    -----
the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the date of purchase pursuant to this Section 5(c) by (B) the
                                                                --
Conversion Percentage in effect on the date of purchase pursuant to this Section 5(c) and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to this Section 5(c), be issuable on conversion in accordance with Section 10(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the date of purchase pursuant to this Section 5(c) (determined without regard to any limitation on conversion contained in Section 10(a)) times (y) the arithmetic average of the
                                       -----
Market Price of the Common Stock for the Measurement Period with respect to the date of purchase pursuant to this Section 5(c).

          (d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series B Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series B Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series B Convertible Preferred Stock equal to the greater of (i) the sum of (a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears (determined as provided in Section 5) through the date of purchase pursuant to this Section 5(d) plus (b) an amount equal to
                                                   ----
the product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times (y) the quotient (expressed as a percentage) obtained
                     -----
by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the date of purchase pursuant to this Section 5(d) by (B) the Conversion Percentage in effect on the date of purchase pursuant
     --
to this Section 5(d) and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to this Section 5(d), be issuable on conversion in accordance with Section 10(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the date of purchase pursuant to this Section 5(d) (determined without regard to any limitation on conversion contained in Section 10(a)) times (y) the price per share of Common
                                       -----
Stock offered in such Tender Offer.

          Section 6.  Liquidation Preference.  In the event of a liquidation,
                      ----------------------
dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the
                   --------  -------
holders of Series B Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Convertible Preferred Stock and the Parity

Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

          Section 7.  Mandatory Redemption.
                      --------------------

          (a)  Mandatory Redemption Based on Maximum Share Amount.  (1)
               --------------------------------------------------
Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq, the Corporation shall not be required to issue upon conversion of shares of Series B Convertible Preferred Stock pursuant to Section 10 more than the Maximum Share Amount, less the aggregate number of shares of Common Stock issued by the Corporation pursuant to Section 5 as dividends on the Series B Convertible Preferred Stock. The Maximum Share Amount shall be allocated among the shares of Series B Convertible Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series B Convertible Preferred Stock provided in Section 2. Each certificate for shares of Series B Convertible Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series B Convertible Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Common Stock issued by the Corporation pursuant to Section 5 as dividends on the shares of Series B Convertible Preferred Stock represented by each certificate, which records shall be controlling in the absence of manifest error. Upon surrender of any certificate for shares of Series B Convertible Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 10(a) of less than all of the shares of Series B Convertible Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series B Convertible Preferred Stock evidenced by such new certificate (including, without limitation, by taking into account the number of shares of Common Stock issued by the Corporation pursuant to Section 5 as a dividend on the shares of Series B Convertible Preferred Stock represented by the certificate so surrendered and not previously reflected on the certificate so surrendered, as shown on the records maintained by the Corporation). If any certificate for shares of Series B Convertible Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series B Convertible Preferred Stock equal to the number of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series B Convertible Preferred Stock represented by a single certificate are converted in full pursuant to Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series B Convertible Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series B Convertible Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series B Convertible Preferred Stock so converted, and if there shall be no other shares of Series B Convertible Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series B Convertible Preferred Stock outstanding on such date.

          (2) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder may at any time after the occurrence give notice to the Corporation, in either case, if on any ten trading days within any period of 20 consecutive trading days the Corporation would not have been required to convert shares of Series B Convertible Preferred Stock of such holder in accordance with Section 10(a) as a consequence of the limitations set forth in
Section 7(a)(1) had all outstanding shares of Series B Convertible Preferred Stock held by such holder been converted into Common Stock on each such day, determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 10(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten business days after such Inconvertibility Notice is given or was required to be given, the holder receiving or giving, as the case may be, the Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by the holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series B Convertible Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series B Convertible Preferred Stock) as shall not, on the business day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 7(a)(1) (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 10(a)), within ten business days after such holder so directs the Corporation, at a price per share equal to the Share Limitation Redemption Price. If a holder directs the Corporation to redeem outstanding shares of Series B Convertible Preferred Stock and, prior to the date the Corporation is required to redeem such shares of Series B Convertible Preferred Stock, the Corporation would have been able, within the limitations set forth in
Section 7(a)(1), to convert all of such holder's outstanding shares of Series B Convertible Preferred Stock (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 10(a)) on any ten trading days within any period of 20 consecutive trading days commencing after the period of 20 consecutive trading days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series B Convertible Preferred Stock, as the case may be, had all of such holder's outstanding shares of Series B Convertible Preferred Stock been surrendered for conversion into Common Stock on each of such ten trading days within such 20 trading day period, then the Corporation shall not be required to redeem any shares of Series B Convertible Preferred Stock by reason of such Inconvertibility Notice.

          (3) Notwithstanding the giving of any notice by the Corporation to the holders of Series B Convertible Preferred Stock pursuant to Section 7(a)(2) or the giving or the absence of any notice by the holders of the Series B Convertible Preferred Stock in response thereto or any redemption of shares of Series B Convertible Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of Section 7(a)(2) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq.

          (4) On each Share Limitation Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to such holder of shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to such Share Limitation Redemption Date. If the Corporation is required to redeem all or any portion of a holder's outstanding shares of Series B Convertible Preferred Stock pursuant to this Section 7(a), the Corporation shall make payment to such holder of the shares of Series B Convertible Preferred Stock to be redeemed in respect of each share of Series B Convertible Preferred Stock to be redeemed of an amount equal to the Share Limitation Redemption Price. Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Convertible Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed.

          (b)  No Other Mandatory Redemption.  The shares of Series B
               -----------------------------
Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided herein.

          Section 8.  No Sinking Fund.  The shares of Series B Convertible
                      ---------------
Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

          Section 9.  Optional Redemption.  So long as the Corporation is in
                      -------------------
compliance in all material respects with its obligations to the holders of shares of Series B Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations), the Corporation shall have the right, exercisable on not less than 20 days or more than 30 days written notice to the holders of record of the shares of Series B Convertible Preferred Stock to be redeemed, at any time on or after the date on which the Registration Statement shall have been effective with the SEC for 60 consecutive days to redeem all, and from time to time to redeem any part of not less than 200 shares (or such lesser number of shares of Series B Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right), of Series B Convertible Preferred Stock in accordance with this Section 9. Any Notice of Redemption under this Section shall be delivered to the holders of the shares of Series B Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving
                    --------  -------
of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series B Convertible Preferred Stock of any other holder. On the Redemption Date and after receipt by the Corporation of certificates for shares of Series B Preferred Stock to be redeemed pursuant to this Section 9, the Corporation shall make payment of the applicable Redemption Price to each holder of shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series B Convertible Preferred Stock the Corporation shall make payment to the holders of the shares of Series B Convertible Preferred Stock to be redeemed in respect of each share of Series B Convertible Preferred Stock to be redeemed of an amount equal to the Redemption Price. Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to the holder of record of the surrendered certificate (or such holder's assignee) a replacement certificate for the shares of Series B Convertible Preferred Stock which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series B Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series B Convertible Preferred Stock. No share of Series B Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 10 or the optional repurchase right pursuant to Section 11 may be redeemed by the Corporation pursuant to this Section 9 on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Notice of Redemption shall have been given prior to the date of exercise of such conversion right or optional redemption right, as the case may be.

          Section 10.  Conversion.
                       ----------

          (a)   Conversion at Option of Holder.  The holders of the Series B
                ------------------------------
Convertible Preferred Stock may convert any or all of their shares of Series B Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided.
Commencing on the earlier of (1) the date which is 90 days after the Issuance Date and (2) the Registration Effective Date, and at any time thereafter, each share of Series B Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) $1,000, (ii) accrued but unpaid dividends to the applicable Conversion Date on the share of Series B Convertible Preferred Stock being converted, and (iii) accrued but unpaid interest on the dividends on the share of Series B Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 5 (such sum, the "Conversion Amount") by (y) the lesser of (a) the product of (I) the Conversion Percentage with respect to the applicable Conversion Date times (II) the arithmetic average
                                               -----
of the Market Price of the Common Stock for the Measurement Period with respect to the applicable Conversion Date and (b) the greater of (I) $ 3.99625 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware) and (II) on and after the 90th day after the Issuance Date, an amount equal to the arithmetic average of the Market Price of the Common Stock for the Measurement Period for the date which is 90 days after the Issuance Date (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date which is 90 days after the Issuance Date); provided, however, that in no event shall the
                               --------  -------
amount determined in accordance with this clause (b) be greater than $6.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided further, however, that
                                                 ----------------  -------
in no event shall any holder of shares of Series B Convertible Preferred Stock be entitled to convert any shares of Series B Convertible Preferred Stock in excess of that number of shares of Series B Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and any person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder (each a "Restricted Person" and collectively, the "Restricted Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series B Convertible Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series B Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Restricted Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence.

          (b)  Other Provisions.  (1) Notwithstanding anything in this Section
               ----------------
10(b) to the contrary, no change in the Conversion Amount pursuant to Section 10(b) shall actually be made until the cumulative effect of the adjustments called for by this Section 10(b) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this
Section 10(b) and not previously made. Notwithstanding anything in this Section 10(b), no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series B Convertible Preferred Stock are at the time convertible.

          (2) The holders of shares of Series B Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series B Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series B
              --------  -------
Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series B Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series B Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series B Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series B Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series B Convertible Preferred Stock.

          (3) (A) The right of the holders of Series B Convertible Preferred Stock to convert their shares shall be exercised by delivering (which may be done by telephone line facsimile transmission) a Conversion Notice to the Conversion Agent, as provided above. If a holder of Series B Convertible Preferred Stock elects to convert any shares of Series B Convertible Preferred Stock in accordance with Section 10(a), such holder shall not be required to physically surrender the certificate(s) representing such shares of Series B Convertible Preferred Stock to the Corporation unless all of the shares of Series B Convertible Preferred Stock represented thereby are so converted. Each holder of shares of Series B Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series B Convertible Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series B Convertible Preferred Stock may not transfer the certificate(s) representing such shares of Series B Convertible Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series B Convertible Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series B Convertible Preferred Stock (upon payment by such holder of shares of Series B Convertible Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series B Convertible Preferred Stock represented by such certificate(s). Each holder of shares of Series B Convertible Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series B Convertible Preferred Stock represented by such certificate, the number of shares of Series B Convertible Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate and by reason of Section 7(a), the number of shares of Common Stock from the Maximum Share Amount allocated to the shares of Series B Convertible Preferred Stock represented by such certificate for purposes of conversion of such shares may be less than the number thereof stated on such certificate and (2) the Corporation may place a legend on the certificates for shares of Series B Convertible Preferred Stock which refers to or describes the provisions of this paragraph.

          (B) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series B Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B

Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The number of shares of Common Stock to be issued upon each conversion of shares of Series C Convertible Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within one business day after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series B Convertible Preferred Stock being converted within one business day after a Conversion Notice has been given (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly corrects all such defects.

          (4) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series B Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series B Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

          (6) If a holder shall have given a Conversion Notice for shares of Series B Convertible Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such Conversion Notice is given and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Corporation, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series B Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by such holder as a result of such failure,
(2) the Conversion Percentage applicable to such conversion shall be reduced by two-and-one-half percentage points from the Conversion Percentage otherwise applicable to such conversion and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series B Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series B Convertible Preferred Stock thereafter in accordance herewith.

          (7) No fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock to purchase fractional shares of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (i) the arithmetic average of the Market Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share.

          (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of Section 10(b)(1), as follows:

          (i) In case the Corporation shall (other than pursuant to the Rights Agreement) issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the Current Market Price for such record date, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

     C\\1\\ = C x   O + N
                    -----
                  O + N x P
                      -----
                       M

where

     C\\1\\     = the adjusted Conversion Amount
     C          = the current Conversion Amount
     O          = the number of shares of Common Stock outstanding on the record date.
     N          = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.
     P          = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
     M          = the Current Market Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

          (ii) In case the Corporation shall (other than pursuant to the Rights Agreement), by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula


     C\\1\\  = C x    M
                    -----
                    M - F
where

     C\\1\\     = the adjusted Conversion Amount
     C          = the current Conversion Amount
     M          = the Current Market Price per share of Common Stock on the record date mentioned below.
     F          = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series B Convertible Preferred Stock.

          (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (iv)   If at any time as a result of an adjustment made pursuant to
Section 10(b)(5), the holder of any Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

          (9) Except as otherwise provided above in this Section 10, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

          (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series B Convertible Preferred Stock and the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 10, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series B Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

          (11) Whenever the Corporation shall propose to take any of the actions specified in Section 10(b)(5) or in subparagraphs (i) or (ii) of Section 10(b)(8) which would result in any adjustment in the Conversion Amount under this Section 10(b), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

          (c)  Mandatory Conversion.  So long as the Corporation shall be in
               --------------------
compliance in all material respects with its obligations to the holders of the Series B Convertible Preferred Stock (including its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) and so long as the Registration Statement shall be effective, on the Mandatory Conversion Date all of the outstanding shares of Series B Convertible Preferred Stock shall be converted, in accordance with the provisions, and subject to the limitations, of this Section 10 into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. On the Mandatory Conversion Date all outstanding shares of Series B Convertible Preferred Stock (or such lesser number of shares of Series B Convertible Preferred Stock as are convertible into Common Stock on the Mandatory Conversion Date) shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 10 as if the conversion of such number of shares of Series B Convertible Preferred Stock were made by the holders thereof in accordance herewith without any further action on the part of the holders of such shares of Series B Convertible Preferred Stock. Upon receipt by the Corporation of certificates for shares of Series B Convertible Preferred Stock converted into shares of Common Stock in accordance with this Section 10(c), the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder (1) that number of shares of Common Stock as shall be issuable in respect of the conversion of the number of shares of Series B Convertible Preferred Stock converted, together with accrued and unpaid dividends thereon to the date of conversion and accrued and unpaid interest on dividends on such shares which are in arrears, into Common Stock as shall be determined in accordance herewith and
(2) a new certificate for the balance of shares of Series B Convertible Preferred Stock, if any.

          Section 11.  Redemption at Option of Holders.  (a) Each holder of
                       -------------------------------
shares of Series B Convertible Preferred Stock shall be entitled, at such holder's option, by notice to the Corporation given within 20 days after the occurrence of an Optional Redemption Event, to require the Corporation to redeem all or a portion of such shares following the occurrence of an Optional Redemption Event.

          (b) To exercise the optional redemption right, a holder of shares of Series B Convertible Preferred Stock shall deliver to the Corporation a notice of redemption (an "Optional Redemption Notice"), accompanied by the certificate for the shares of Series B Convertible Preferred Stock to be redeemed. Any Optional Redemption Notice shall state (1) that the holder delivering such notice is thereby requiring the Corporation to redeem shares of Series B Convertible Preferred Stock pursuant to this Section 11, (2) the Optional Redemption Event giving rise to such redemption, and (3) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed. In no event later than five business days following receipt of such notice by the Corporation, the Corporation shall make payment in immediately available funds of the Optional Redemption Price applicable on the date of such redemption with respect to the shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in the Optional Redemption Notice. Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Convertible Preferred Stock which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed.

          Section 12.  Voting Rights.  Except as otherwise required by law or
                       -------------
expressly provided herein, shares of Series B Convertible Preferred Stock shall not be entitled to vote on any matter.

          The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Restated Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that
                                                       --------  -------
any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series B Convertible Preferred Stock except as otherwise required by law.

          Section 13.  Outstanding Shares.  For purposes of this Certificate of
                       ------------------
Designations, all shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series B Convertible Preferred Stock for conversion into Common Stock, all shares of Series B Convertible Preferred Stock converted into Common Stock;
(ii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Share Limitation Redemption Date, Redemption Date or Optional Redemption Date all shares of Series B Convertible Preferred Stock which are redeemed, so long as in each case the Share Limitation Redemption Price, the Redemption Price or the Optional Redemption Price, as the case may be, of such shares of Series B Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of Designations, "Affiliate" means any person, other than the original holders of the shares of Series B Convertible Preferred Stock, directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                                NTERGAID, INC.

                                     INTO

                          DATAWARE TECHNOLOGIES, INC.
                          (The Surviving Corporation)

                    (PURSUANT TO SECTION 253 OF THE GENERAL
                         CORPORATION LAW OF DELAWARE)


     The undersigned officers of Dataware Technologies, Inc., (the "Company") a corporation incorporated on the 16th day of March, 1988, pursuant to the provisions of the General Corporation Law of the State of Delaware do hereby certify as follows:

     1. The Company owns all the capital stock of Ntergaid, Inc. ("Ntergaid"), a corporation organized and existing under the laws of the State of Connecticut.

     2. The Directors of the Company, at a meeting of the Board of Directors on October 13, 1998 duly adopted the following resolutions:

VOTED:         That it is advisable and in the best interests of the Company
-----
               that Ntergaid, a Connecticut corporation which is a wholly-owned subsidiary of the Company, be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware and Section 33-818 of the Connecticut Business
               Corporation Act; and that the Plan of Merger between the Company and Ntergaid presented to this meeting (the "Plan of Merger"), is hereby approved and adopted.

VOTED:         That the President or any Vice President, and the Secretary or
-----
               any Assistant Secretary or Treasurer of the Company are each hereby authorized to execute and file, or cause to be filed, with the Secretary of State of the State of Delaware, under the corporate seal of the Company, a Certificate of Ownership and Merger, to merge Ntergaid and assume its liabilities and obligations.

VOTED:         That the President or any Vice President, and the Secretary or
-----
               any Assistant Secretary of the Company are each hereby authorized to execute and file, or cause to be filed, with the Secretary of the State of the State of Connecticut, under the corporate seal of the Company, a Certificate of Merger evidencing the merger contemplated by the Plan of Merger.

VOTED:         That the merger of Ntergaid into the Company shall be effective
-----
               upon the filing of the Certificate of Ownership and Merger with the Secretary of State of

               State of Delaware and the Certificate of Merger with the Secretary of State of Connecticut.

VOTED:         That the officers of the Company are each authorized to do all
-----
               other necessary acts and things to effect said merger.

     3. Approval of the Company's shareholders is not required for this transaction.


     IN WITNESS WHEREOF, Dataware Technologies, Inc. has caused this Certificate of Ownership and Merger to be signed and executed by its duly authorized officer, this 13/th/ day of October, 1998.



                           DATAWARE TECHNOLOGIES, INC., a Delaware corporation



                           By: /s/ Kurt Mueller
                              ---------------------------
                                Kurt Mueller, President

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          DATAWARE TECHNOLOGIES, INC.

                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware

     Dataware Technologies, Inc. (the "Corporation"), a corporation existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that (a) at a meeting of Directors duly held on February 8, 2000, the Board of Directors duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable, and (b) the stockholders of the Corporation duly approved said amendment at the Annual Meeting of Stockholders held on April 13, 2000 in accordance with the General Corporation Law of the State of Delaware.

     The resolution setting forth the amendment is as follows:

     RESOLVED: Article FOURTH, subsection (a) of the Corporation's Restated Certificate of Incorporation is hereby amended to read as follows:

     "FOURTH:  The Corporation shall be authorized to issue Thirty-Eight Million
      ------
(38,000,000) shares of capital stock, which shall be divided into Thirty Million (30,000,000) shares of Common Stock with a par value of one cent ($.01) per share and Eight Million (8,000,000) shares of Preferred Stock with a par value of one cent ($.01) per share."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 13/th/ day of April, 2000.


                                   DATAWARE TECHNOLOGIES, INC.

                                   By: /s/ David Mahoney
                                      ---------------------
                                       David Mahoney

                          DATAWARE TECHNOLOGIES, INC.

                        CERTIFICATE OF DESIGNATIONS OF
                    8% SERIES C CONVERTIBLE PREFERRED STOCK

    (Pursuant to Section 151 of the General Corporation Law of the State of
                                   Delaware)


     Dataware Technologies, Inc., a Delaware corporation (the "Corporation"), hereby certifies in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") that:

     (1) Pursuant to the Restated Certificate of Incorporation of the Corporation, on August 25, 2000, the Board adopted the following resolution providing for the creation of a series of the Corporation's preferred stock, $.01 par value, which series is designated as "8% Series C Convertible Preferred Stock:"

VOTED: That, pursuant to Article FOURTH of the Restated Certificate of Incorporation, a series of 8% Series C Convertible Preferred Stock of the Company, $.01 par value ("Series C Stock"), be and it hereby is created with the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, as presented to this meeting; and that the proper officers of the Company are hereby authorized and directed to execute and file a Certificate of Designations with the Secretary of State of Delaware with respect to the Series C Stock.

     (2) That the certificate attached hereto as Exhibit A contains the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, of the Series C Stock, as adopted pursuant to said resolution.

          IN WITNESS WHEREOF, Dataware Technologies, Inc. has caused this certificate to be signed as of August 31, 2000.


                                        DATAWARE TECHNOLOGIES, INC.


                                        By: /s/ Michael Gonnerman
                                           ----------------------------
                                           Michael Gonnerman
                                           Vice President, Treasurer, and
                                           Chief Financial Officer

                                                                       Exhibit A

                           Terms of Preferred Stock

          Section 1.  Designation, Amount and Par Value.  The series of
                      ---------------------------------
preferred stock shall be designated as its 8% Series C Convertible Preferred Stock (the "Preferred Stock"), which series shall consist of 350 (which shall
            ---------------
not be subject to increase without the consent of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of
                ------                         -------
Preferred Stock shall have a par value of $.01 per share and a stated value equal to the sum of $10,000 plus all accrued and unpaid dividends, and amounts owed by the Corporation under the Purchase Agreement (as defined below) that are payable in kind, to the date of determination to the extent not previously paid in cash (the "Stated Value").
              ------------

          Section 2.  Dividends.
                      ---------

               (a) Holders shall be entitled to receive, out of funds legally available therefor, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 8% per annum, payable on each Conversion Date (as defined herein) for such share, in cash or by accretion of the Stated Value. The decision whether to accrete dividends hereunder to the Stated Value or to pay for dividends in cash shall be at the discretion of the Corporation. The Corporation shall provide the Holders written notice of its intention to accrete dividends hereunder to the Stated Value or pay dividends in cash not less than ten days prior to each Conversion Date for so long as shares of Preferred Stock are outstanding (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such written notice shall be deemed (if permitted hereunder) an election by the Corporation to accrete dividends hereunder to the Stated Value. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 6), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder. Any dividends to be paid in cash hereunder that are not paid within three Trading Days (as defined in Section 6) following a Conversion Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the date such dividend is due hereunder through and including the date of payment).

               (b) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any subsidiary thereof shall (i) other than pursuant to forfeiture/repurchase provisions of employee benefit plans or agreements with employees or consultants relating to shares of Common Stock issued in connection with the employment or consulting relationship, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 6),
(ii) directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock, or (iii) consummate any "going private" or other similar transaction having the effect of causing the Corporation to no longer be publically reporting and trading.

          (c) In no circumstances may either the Corporation or any Holder require redemption of any shares of Preferred Stock held by such Holder without the other's consent

          Section 3.  Voting Rights.   Except as otherwise provided herein and
                      -------------
as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

          Section 4.  Liquidation.  Upon any liquidation, dissolution or
                      -----------
winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of
 -----------
the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of 50% or more of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or a consolidation or merger of the Corporation with or into any other company or companies into one or more companies not wholly-owned by the Corporation shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

          Section 5.  Conversion.
                      ----------

          (a)(i) Conversions at Option of Holder.  Each share of Preferred Stock
                 -------------------------------
shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iii))
at the Conversion Ratio (as defined in Section 6), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation and the Escrow Agent (as defined in Section 6), if any, with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice"). Each Conversion Notice
                   ---------     -----------------
shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to and following such conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a
                ---------------
Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. To effect a conversion of Preferred Stock, a Holder need not surrender the certificate(s) representing such Preferred Stock to the Corporation or the Escrow Agent unless all of the shares of Preferred Stock represented thereby are so converted, in which case, following such conversion the Holder will deliver such certificate to the Corporation. The number of shares of Preferred Stock owned by the Holder and the relevant Conversion Price as determined by the Holder and reflected in the Conversion Notice shall control absent manifest or computational error.

               (ii)  Automatic Conversion.  Subject to the provisions of this
                     --------------------
paragraph and Section 5(a)(iii)(C), all outstanding shares of Preferred Stock for which Conversion Notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on the third anniversary of the Original Issue Date at the Conversion Ratio. The conversion contemplated by this paragraph shall not occur without the consent of the Holder at such time as (a) the Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; (c) the Corporation shall be in default of any material respect on its covenants and obligations hereunder or under the Purchase Agreement or Escrow Agreement (as defined in
Section 6); or (d) the Escrow Agent, if any, shall not have in its possession for the benefit of the Holder, the number of freely tradeable shares of Common Stock issuable upon such conversion. Notwithstanding the foregoing, the three-year period for automatic conversion under this Section shall be extended (on a day-for-day basis) for any Trading Days that a Holder is unable to resell Underlying Shares due to the Common Stock not being listed or quoted for trading on the Nasdaq National Market ("Nasdaq") or on the New York Stock Exchange,
                                ------
American Stock Exchange or Nasdaq SmallCap Market (each, a "Subsequent Market").
                                                            ------------------
The provisions of Sections 5(a)(iii)(A) and (B) shall not apply to any automatic conversion pursuant to this Section 5(a)(ii).

               (iii) Certain Conversion Restrictions.
                     --------------------------------

               (A) A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 6) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for shares of Preferred Stock that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Corporation shall notify the Holder of this fact and shall honor the conversion for the maximum number of shares of Preferred Stock permitted to be converted on such Conversion Date in accordance with the periods described in
Section 5(b) and, at the option of the Holder, either retain shares of Preferred Stock tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess shares of Preferred Stock permitted to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

               (B) A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for shares of Preferred Stock that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Corporation shall notify the Holder of this fact and shall honor the conversion for the maximum number of shares of Preferred Stock permitted to be converted on such Conversion Date in accordance with the periods described in
Section 5(b) and, at the option of the Holder, either retain shares of Preferred Stock tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess shares of Preferred Stock permitted to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

               (C) Notwithstanding any other provision of this Certificate of Designation, if the Common Stock is then listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market and the Corporation has not obtained the Shareholder Approval (as defined below), then the Corporation may not issue in excess of 2,142,395 shares of Common Stock (which equals 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Closing Date) (subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, recapitalizations, and similar events affecting the Common Stock after the date of filing this Certificate of Designation) upon conversions of Preferred Stock at a price per share that is less than the Closing Price (as defined in Section 6) on the Trading Day immediately preceding the Original Issue Date (such number of shares, the "Issuable Maximum"). Each Holder shall be entitled to a portion of
             ----------------
the Issuable Maximum equal to the quotient obtained by dividing (x) the number of shares of Preferred Stock issued and sold to such Holder on the Original Issue Date by (y) the number of shares of Preferred Stock issued and sold by the Corporation on the Original Issue Date. If any Holder shall no longer hold shares of Preferred Stock, then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion Date (A) the shares of Common Stock are listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding shares of Preferred Stock, together with any shares of Common Stock previously issued upon conversion of shares of Preferred Stock would exceed the Issuable Maximum, and (C) the Corporation shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the
                   --------------------
applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Corporation shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum, the Corporation shall have the option to either: (1) obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2) within ten Trading Days cause the Common Stock to be delisted from the Nasdaq Stock Market and quoted for trading on the OTC Bulletin Board, in which case, the downward adjustment to the Conversion Price set forth in Section 5(c) shall apply. If the Corporation shall have elected, but failed by the 60th day after the Conversion Date on which the provisions of this Section first apply (including as may be indicated in writing by the Holder in writing to the Corporation) for any reason, to obtain the Shareholder Approval pursuant to the immediately preceding sentence, then within ten Trading Days of such 60th day the Corporation shall cause the Common Stock to be delisted from the Nasdaq Stock Market and quoted for trading on the OTC Bulletin Board, in which case, the downward adjustment to the Conversion Price set forth in Section 5(c) shall apply. Shares of Common Stock issued to and then held by the Holder as a result of conversions of Preferred Stock shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

          (b) Upon each delivery of a Conversion Notice, (A) the Escrow Agent, if any, is hereby authorized and directed to deliver to the Holder from the shares of Common Stock then held by it pursuant to the Escrow Agreement for deliveries of Underlying Shares to the converting Holder a certificate or certificates representing the number of shares of Common Stock issuable upon the conversion of shares of Preferred Stock (if there is no Escrow Agent for such purpose or for any reason there are insufficient shares of Common Stock deposited with the Escrow Agent for delivery to the Holder upon conversion hereunder, the Corporation will deliver to the Holder within three Trading Days the shares of Common Stock issuable upon the conversion of Preferred Stock), and
(B) the Corporation shall deliver within Three Trading Days of the Conversion Date a bank check in the amount of accrued and unpaid dividends (if the Corporation has timely elected to pay accrued dividends in cash). The Corporation shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation and the Escrow Agent at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion.

          (c)(i) The conversion price for each share of Preferred Stock in effect on any Conversion Date (the "Conversion Price") shall be the lesser of
                                    ----------------
(i) $4.69518 (the "Fixed Conversion Price") and (ii) 95% of the average of the
                   ----------------------
three lowest Per Share Market Values during the thirty consecutive Trading Days immediately preceding the applicable Conversion Date (which such Per Share Market Values shall be subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations, and similar events affecting the Common Stock during such thirty Trading Day period), provided, that such thirty
                                                     --------
Trading Day period shall be extended for the number of Trading Days during such period in which trading in the Common Stock is suspended by the NASDAQ or a Subsequent Market on which the Common Stock is then listed. Notwithstanding the foregoing, upon the occurrence of each Material Event (as defined in Purchase Agreement, the Fixed Conversion Price shall be automatically be adjusted downward by 10% of its then current price and the discount reflected in the Conversion Price determined under clause (ii) of this Section 5(c)(i) shall be lowered 10 percentage points from its then current discount (for example, to 85% for the first such occurrence, and 75% for the second such occurrence).

               (ii) If the Corporation, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine

(including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Corporation, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          (iii) If the Corporation, at any time while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Fixed Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Fixed Conversion Price pursuant to this Section 5(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration shall be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Fixed Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Fixed Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

          (iv) If the Corporation or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while any shares of Preferred Stock are outstanding, shall issue shares of Common Stock or rights, warrants (including those issued under the Purchase Agreement), options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire
                  ------------------------
shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the option of the Holder, the Conversion Price shall be replaced with the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) for all subsequent conversions of Preferred Stock or such conversions as shall be indicated by the Holder on its Conversion Notice. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Corporation shall notify the Holder and the Escrow Agent in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, reset price, exchange price, conversion price and other pricing terms.

               (v) If the Corporation, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iv) above), then in each such case the Fixed Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

               (vii) Whenever the Fixed Conversion Price or the Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii), (iv) or (v) the Corporation shall promptly mail to each Holder, a notice setting forth the Fixed Conversion Price or the Conversion Price (as applicable) after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

               (viii) In case of any reclassification of the Common Stock or exchange pursuant to which all Common Stock is exchanged for securities, cash or other property, the Holders shall have the right thereafter to convert shares of Preferred Stock only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Corporation into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

               (ix) In case of any (1) merger or consolidation of the Corporation (other than a merger or consolidation in which the shareholders of the Corporation immediately preceding the closing of such merger or consolidation own immediately following such closing in excess of 66 2/3% of the surviving entity's voting securities, provided that the surviving entity is a publically traded entity that files reports under the Exchange Act and that neither the conversion rights of the Holders nor the Holders' right to resell Underlying Shares are restricted or impaired in any way as a result of such merger or consolidation), or (2) sale by the Corporation of more than one-half of the assets of the Corporation (on an as valued basis) in one or a series of related transactions; a Holder shall have the right thereafter to (A) convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive 150% of the amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock with such aggregate stated value equal to the Stated Value of the shares of Preferred Stock then held by such Holder, plus all accrued and unpaid dividends and other amounts owing thereon, which newly issued shares of preferred stock shall have terms identical (including with respect to conversion) to the terms of the Preferred Stock and shall be entitled to all of the rights and privileges of a Holder set forth herein and the agreements pursuant to which the Preferred Stock was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effectiveness or closing date for such transaction and the Conversion Price stated herein. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holders the rights set forth herein. This provision shall similarly apply to successive such events.

               (x) If (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock, (b) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Corporation shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall notify the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (d) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable (taking into account the provisions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

          (e) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Corporation shall pay an amount in cash equal to the Conversion Ratio multiplied by such fraction.

          (f) The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

          (g) Shares of Preferred Stock converted into Common Stock shall be canceled and may not be reissued.

          (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Corporation addressed to One Canal Park Cambridge, MA 02141 Facsimile No.: (617) 577-2893, attention Chief Financial Officer, or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided to the Holder or the Escrow Agent shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed (A) to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder and
(B) to the Escrow Agent as directed in writing by the Escrow Agent. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

          Section 6.  Definitions.  For the purposes hereof, the following terms
                      -----------
shall have the following meanings:

          "Closing Price" means on any particular date (a) the closing sales
           -------------
price per share of Common Stock as of 4:00 PM (New York time)on such date on the Nasdaq or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing sales price on the Nasdaq or on such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the Nasdaq or a Subsequent Market, the closing sales price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or
(d) if the Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Stock" means the Corporation's common stock, par value $.01
           ------------
per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Conversion Ratio" means, at any time, a fraction, the numerator of
           ----------------
which is Stated Value and the denominator of which is the Conversion Price at such time.

          "Escrow Agent" means the Escrow Agent, if any, under the Escrow
           ------------
Agreement.

          "Escrow Agreement" means the Escrow Agreement, dated the date of the
           ----------------
Purchase Agreement, among the Corporation, the original Holders and the Escrow Agent, in the form attached to the Purchase Agreement, as amended, modified or supplemented from to time in accordance with its terms.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Junior Securities" means the Common Stock and all other equity or
           -----------------
equity equivalent securities of the Corporation other than those securities that are outstanding on the Original Issue Date and which are explicitly senior in rights or liquidation preference to the Preferred Stock.

          "Original Issue Date" shall mean the date of the first issuance of any
           -------------------
shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

          "Per Share Market Value" means on any particular date (a) the closing
           ----------------------
bid price per share of Common Stock as of 4:00 PM (New York time) on such date on the Nasdaq or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing bid price on the Nasdaq or on such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the Nasdaq or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or
(d) if the Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

          "Person" means a corporation, an association, a partnership, an
           ------
organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Convertible Preferred Stock Purchase
           ------------------
Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Trading Day" means (a) a day on which the shares of Common Stock are
           -----------
traded on the Nasdaq or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on the Nasdaq or a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or
--------
quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Transaction Documents" shall have the meaning set forth in the
           ---------------------
Purchase Agreement.

          "Underlying Shares" means, collectively, the shares of Common Stock
           -----------------
into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

EXHIBIT A

                             NOTICE OF CONVERSION

The undersigned hereby elects to convert the shares of 8% Series C Convertible Preferred Stock of Dataware Technologies, Inc. (the "Corporation") indicated
                                                     -----------
below, into shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), according to the conditions hereof, as of the date written
      ------------
below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.


Conversion calculations:      ___________________________________________________________
                              Date to Effect Conversion


                              ___________________________________________________________
                              Shares of Preferred Stock owned prior to Conversion


                              ___________________________________________________________
                              Number of shares of Preferred Stock to be Converted


                              ___________________________________________________________
                              Stated Value of shares of Preferred Stock to be Converted


                              ___________________________________________________________
                              Number of shares of Common Stock to be Issued


                              ___________________________________________________________
                              Applicable Conversion Price


                              ___________________________________________________________
                              Shares of Preferred Stock owned subsequent to Conversion


                              ___________________________________________________________
                              Signature


                              ___________________________________________________________
                              Name


                              ___________________________________________________________
                              Address

                                      62